UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 22, 2024

Verde Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55276	32-0457838
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

8112 Maryland Ave, Suite 400, St. Louis, Missouri 63105
(Address of principal executive offices)

Registrant’s telephone number, including area code (314) 530-9071

_____________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 504 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-25 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On October 22, 2024, the Company entered into a service agreement with GECA Environnement (“GECA”) to provide the Company with strategic support for carbon credit monetization.

GECA is an internationally recognized firm, expert in carbon valorization and sequestration. GECA’s unmatched expertise and broad service offerings make it an invaluable partner for businesses and organizations seeking holistic waste valorization solutions. Committed to the global fight against climate change, GECA operates in over 15 countries with a diverse international team. With a proven track record in project development and successful brokerage of biochar-based carbon credits to renowned clients, GECA consistently delivers impactful, high-quality solutions for carbon removal.

Under this service agreement, GECA will provide the Company with comprehensive strategic support focused on monetizing carbon attributes, specifically through biochar and carbon removal credits. Their key roles include:

Carbon Strategy Advisory: GECA will offer ongoing guidance to help Verde develop its carbon strategy, ensuring alignment with market rules and regulations. This includes risk mitigation and profit optimization in carbon credit monetization.

Project Development: GECA will assist Verde in de-risking, optimizing, and accelerating biochar carbon removal projects, providing expert support in technical processes, compliance, and market positioning.

Market Intelligence and Monitoring: GECA will help gather market intelligence, explore new credit opportunities, and support strategic decision-making related to product development and sales.

This partnership aims to maximize the value of the Company's carbon removal initiatives via its Biochar-Asphalt and other Net Zero construction products while ensuring compliance with carbon market standards.

The structure of the strategic advisory, for a duration of six (6) months, is a monthly retainer with a maximum number of hours allocated. The retainer starts at USD 5,000 per month. GECA will advise the Company of the expected time to conduct any requested task prior to starting. If a task requires to go beyond the allotted hours, and which are approved by the Company, hourly rates for the executed work as defined in the service agreement will be added accordingly.

Item 9.01 Financial Statements and Exhibits

The Service Agreement between Verde Resources, Inc. and GECA Environnement is attached hereto as Exhibit 10.1.

10.1	Service Agreement between Verde Resources, Inc. and GECA Environnement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERDE RESOURCES, INC.

/s/ Jack Wong
Jack Wong
Chief Executive Officer

Date: October 23, 2024

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